                                                                       Exhibit 5

             [LETTERHEAD OF VAN COTT, BAGLEY, CORNWALL & McCARTHY]



                                 November 25, 1996



MK Gold Company
60 East South Temple, Suite 2100
Salt Lake City, Utah 84111

Gentlemen:

     In our capacity as counsel to MK Gold Company, a Delaware corporation (the "Company"), you have requested our opinion in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of up to 1,500,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares") under the Company's Stock Incentive Plan, as amended (the "Plan").

     In connection with the preparation of this opinion letter, and as the basis for the opinion set forth below, we have made such investigations of the General Corporation Law of the State of Delaware as we have deemed relevant and necessary, and we have examined such documents and records as we have deemed relevant and necessary.

     Based upon and subject to the foregoing examination, we are of the opinion that the sale and issuance of the Shares by the Company has been duly authorized by the Company, and the Shares, when issued, delivered and paid for as contemplated by the Plan, will be validly issued, fully paid and non-assessable.

MK Gold Company
November 25, 1996
Page 2


     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission. This opinion letter does not extend to and may not be relied upon or assigned to any other person or party.

                                          Very truly yours,

                                          VAN COTT, BAGLEY, CORNWALL & McCARTHY



                                          By /s/ Nathan W. Jones
                                             -----------------------------------
                                             Nathan W. Jones